Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Agios Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.001 par value per share	Other	118,390 shares (2)	$27.88 (5)	$3,300,713.20 (5)	$92.70 per $1,000,000	$306.00

Equity	Common Stock, $0.001 par value per share	Other	22,417 shares (3)	$28.67 (6)	$642,695.39 (6)	$92.70 per $1,000,000	$60.00

Equity	Common Stock, $0.001 par value per share	Other	10,760 shares (4)	$28.67 (6)	$308,489.20 (6)	$92.70 per $1,000,000	$29.00

Total Offering Amounts					$4,251,897.79		$395.00

Total Fee Offsets							$0

Net Fee Due							$395.00

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Consists of 118,390 shares issuable under an inducement stock option award granted to Cecilia Jones, the registrant’s Chief Financial Officer, on September 26, 2022, in accordance with Nasdaq Listing Rule 5635(c)(4), as an inducement material to Ms. Jones’s entering into employment with the registrant.

(3)

Consists of 22,417 shares issuable under an inducement restricted stock unit award granted to Ms. Jones, the registrant’s Chief Financial Officer, on September 26, 2022, in accordance with Nasdaq Listing Rule 5635(c)(4), as an inducement material to Ms. Jones’s entering into employment with the registrant.

(4)

Consists of 10,760 shares issuable under an inducement performance stock unit award granted to Ms. Jones, the registrant’s Chief Financial Officer, on September 26, 2022, in accordance with Nasdaq Listing Rule 5635(c)(4), as an inducement material to Ms. Jones’s entering into employment with the registrant.

(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended. The proposed maximum offering price per share and the maximum aggregate offering price are calculated on the basis of the exercise price of the options outstanding under the inducement stock option award.

(6)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low sale prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on September 23, 2022.